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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              DYNATECH CORPORATION
                (Name of Registrant as Specified In Its Charter)

                              DYNATECH CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/X/ $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid: $125

     2) Form, Schedule or Registration Statement No.: Schedule 14A

     3) Filing Party: Dynatech Corporation

     4) Date Filed: June 17, 1994

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DYNATECH CORPORATION                        Corporate Headquarters
                                            3 New England Executive Park
                                            Burlington, Massachusetts 01803-5087
                                            Telephone (617) 272-6100
                                            Fax (617) 272-2304


                                            NEWS RELEASE
For Immediate Release


             DYNATECH CEO AND NOMINATING COMMITTEE HEAD COMMIT TO
                   ACCELERATE BOARD REVITALIZATION PROCESS


BURLINGTON, MASSACHUSETTS, July 25, 1994 . . . John F. Reno, president and CEO of Dynatech Corporation (Nasdaq: DYTC), and Richard K. Lochridge, chairman of the nominating committee of Dynatech, stated today that a number of major institutional shareholders have recently asked the Company to accelerate the process of revitalizing its Board, and Messrs. Reno and Lochridge have committed to do so.

Messrs. Reno and Lochridge also said: "With successful resolution of tomorrow's contested Annual Meeting, we have pledged to seek significant changes in the Board structure in the near term. We are convinced that, without the divisive element on our Board, we will be able to complete the process of revitalizing the Board with highly qualified candidates."

At Dynatech's Annual Meeting at 10:00 a.m. on Tuesday, July 26, shareholders will vote on the election of three directors, a new stock option plan, and a proposal by SC Fundamental, a dissident Dynatech shareholder.

Mr. Reno added: "We strongly urge all shareholders to support the Board's efforts to enhance value through out existing restructuring program. We are asking all shareholders to vote for management's proposals and against SC Fundamental's proposal."

The Dynatech Board in fiscal 1994 appointed a nominating committee and hired a nationally recognized search firm to assist it in implementing Board changes. Mr. O. Gene Gabbard, previously Executive Vice President and Chief Financial Officer of MCI Communications Corporation, was recently brought onto the Board as part of that process, and a number of other qualified candidates are under active consideration as successors for several current directors.

With fiscal 1994 sales of $458 million from continuing operations, Dynatech Corporation supplies products for the support of voice, video, and data communications. Headquartered in Burlington, Massachusetts, Dynatech sells its products worldwide through subsidiaries located throughout North America, Europe and Asia.

Contact:  Robert H. Hertz or Steve Cantor at Dynatech Corporation -
          (617) 272-6100
          Dan Burch or Stan Kay at MacKenzie Partners - (212) 929-5500